UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 29, 2003

                                MONSANTO COMPANY
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               (Exact Name of Registrant as Specified in Charter)

     Delaware                          001-16167                 43-1878297
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(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)

                          800 North Lindbergh Boulevard
                            St. Louis, Missouri 63167
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (314) 694-1000



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ITEM 5. OTHER EVENTS.

     On May 29, 2003, Monsanto Company announced that Hugh Grant was elected President, Chief Executive Officer, and director of the board, effective immediately, and that an audio webcast would be held on May 30, 2003, at 8:00 a.m. central (9:00 a.m. eastern), to introduce Mr. Grant as President and Chief Executive Officer. In addition, we also reconfirmed our full year 2003 earnings per share ("EPS") and free cash flow guidance and our second-quarter 2003 EPS guidance.

     The audio webcast may be accessed under the "Investors Information" page on our website located at http://www.monsanto.com and a replay of the webcast will be available on our website for two weeks. A press release dated May 29, 2003, issued by Monsanto Company in connection with Mr. Grant's election and the reconfirming of guidance, is attached to this report as Exhibit 99.1 and incorporated herein by reference.

     In connection with and as a result of Mr. Grant's election as President and Chief Executive Officer, our board approved amendments to the July 13, 2000 consulting agreement between the Company and Frank V. AtLee III, as amended by a letter agreement dated February 19, 2003, to provide that:

>> The term of the consulting agreement be extended through the earlier of the date of the 2004 annual meeting of shareowners or Mr. AtLee's termination of service as Chairman of the Board of Directors.
>> His consulting services to the Company no longer include services as interim Chief Executive Officer and President.
>> For consulting services rendered to the Company from May 30, 2003 through the date of the expiration of the amended agreement, his compensation will be $400,000 on an annualized basis, less the cash value of all regular fees for his services as a member of the Board, such amounts payable in arrears as of the last day of each calendar month during the extended term.
>> All deferred consulting fees earned under the consulting agreement be paid to him as soon as practicable.
>> He will continue to be reimbursed for reasonable expenses incurred in connection with his rendering of consulting services to the Company.

     Certain statements contained in the attached press release, such as statements concerning our anticipated financial results, current and future product performance, regulatory approvals, currency impact, business and financial plans and other non-historical facts are "forward-looking statements." These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, our actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: fluctuations in exchange rates and other developments related to foreign currencies and economies; increased generic and branded competition for our Roundup herbicide; the accuracy of our estimates and projections, for example, those with respect to product returns and grower use of our products and related distribution inventory levels; the effect of weather conditions and commodity markets on the agriculture business; the success of our research and development activities and the speed with which regulatory authorizations and product launches may be achieved; domestic and foreign social, legal and political developments, especially those relating to agricultural products developed through biotechnology; our ability to continue to manage our costs; our ability to successfully market new and existing products in new and existing domestic and international markets; our ability to obtain payment for the products that we sell; our ability to achieve and maintain protection for our intellectual property; the effects of our accounting policies and changes in generally accepted accounting principles; our exposure to lawsuits and other liabilities and contingencies, including those related to intellectual property, product liability, regulatory compliance (including seed quality), environmental contamination and antitrust; our ability to fund our short-term financing needs; general economic and business conditions; and other risks and factors detailed in our filings with the SEC. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this report. We disclaim any current intention to revise or update any

                                       2
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forward-looking statements or any of the factors that may affect actual results, whether as a result of new information, future events or otherwise.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

     99.1     Press Release, dated May 29, 2003, issued by Monsanto Company



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 29, 2003
                                MONSANTO COMPANY


                                By:         /s/ Michael L. DeCamp
                                   ---------------------------------------------
                                   Name:  Michael L. DeCamp
                                          Assistant Secretary

                                  EXHIBIT INDEX


Exhibit
Number         Description
-------        -----------

   99.1        Press Release, dated May 29, 2003, issued by Monsanto Company